EXHIBIT 99.1

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Brady Corporation Enters into New Credit Agreement

MILWAUKEE (February 1, 2012)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, announced that on February 1, 2012, it entered into an unsecured $300,000,000 revolving credit agreement with a group of six banks, that replaced and terminated its previous $200,000,000 revolving credit agreement that had been entered into on October 5, 2006 and amended on March 18, 2008. No fees were paid for terminating the previous credit agreement prior to its expiration date.

Under the new credit agreement, which has a final maturity date of February 1, 2017, Brady has the option to select either a base interest rate (based upon the higher of the federal funds rate plus one-half of 1 percent or the prime rate of Bank of America plus a margin based on Brady’s consolidated leverage ratio) or a Eurocurrency interest rate (at the LIBOR rate plus a margin based on Brady’s consolidated leverage ratio).

The new credit agreement is guaranteed by Brady’s domestic subsidiaries and contains various financial covenants, including a debt-to-EBITDA ratio of 3.25-to-1.0 and an interest coverage ratio of 3.0-to-1.0. A commitment fee is payable on the unused amount of the credit facility. Brady intends to use the flexibility provided by the new agreement to fund future acquisitions, to refinance existing debt, and for general corporate purposes.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the Company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and, as of July 31, 2011 employed approximately 6,500 people at operations in the Americas, Europe and Asia-Pacific. Brady’s fiscal 2011 sales were approximately $1.34 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2011. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.